EXECUTION COPY
                                                                  --------------

                               LEVI STRAUSS & CO.

                                  $498,975,000

                   $380,000,000 11 5/8% Senior Notes Due 2008
                 125,000,000 Euro Dollars 11 5/8% Senior Notes Due 2008

                               PURCHASE AGREEMENT
                                                              New York, New York
                                                                January 12, 2001

Salomon Smith Barney Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Chase Securities Inc.
Banc One Capital Markets, Inc.

As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                 Levi Strauss & Co., a corporation organized under the laws of Delaware (the "Company"), proposes to issue an sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives")are acting as representatives, $380,000,000 principal amount of its 11 5/8% Senior Notes Due 2008 (the "Dollar Notes") and 125,000,000 euro dollars principal amount of its 11 5/8% Senior Notes due 2008 (the "Euro Notes" and together with the Dollar Notes, the "Securities"). The Securities are to be issued under two indentures, one with regard to the Dollar Notes and one with regard to the Euro Notes (the "Indentures"), both dated as of January 18, 2001, between the Company and Citibank, N.A., as trustee (the "Trustee"). The Dollar Notes and the Euro Notes each have the benefit of a Registration Rights Agreement (together, the "Registration Rights Agreements"), each dated January 18, 2001, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

                 The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                 In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 3, 2000 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated January 12, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, references herein to the Final Memorandum at the Execution Time are not meant to include any information incorporated by reference therein subsequent to the Execution Time, and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

                  1.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty
         -----------------
         as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                  (b) Neither the Company,  nor any of its  Affiliates,  nor any
         person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (c) Neither the Company,  nor any of its  Affiliates,  nor any
         person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                  (e) Neither the Company,  nor any of its  Affiliates,  nor any
         person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f) The Company has been advised by The Portal Market of the NASD that both the Dollar Notes and the Euro Notes have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD and the Company has applied to have the Dollar Notes and the Euro Notes listed on the Luxembourg Stock Exchange and has been advised by the Luxembourg Stock Exchange that both the Dollar Notes and the Euro Notes are eligible for approval subject to notice of issuance and the Company's compliance with the rules and regulations of that exchange.

                  (g) The  Company  is  not,  and  after  giving  effect  to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (h) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                  (j) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (k) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

                  (l) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum and other than the Company's subsidiaries in Japan and Turkey, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (m) The Company's authorized equity capitalization is as set forth in the Final Memorandum, and the Voting Trust Agreement entered into as of April 15, 1996 among the Voting Trustees and stockholders of the Company conforms in all material respects to the description thereof contained in the Final Memorandum.

                  (n) The statements in the Final Memorandum under the headings "Important Federal Income Tax Considerations", "Description of Notes", "Exchange Offer; Registration Rights", "Business--Trademarks", "Business--Legal Proceedings" and "Risk Factors--Our success depends on the continued protection of our trademarks and other proprietary intellectual property rights", insofar as such statements summarize legal matters, agreements,
         documents  or  proceedings discussed   therein,  are, in all  materiaL
         respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (o) This Agreement has been duly authorized, executed and delivered by the Company; the Indentures have been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the
         Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreements have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indentures or the Registration Rights Agreements, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreements and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreements.

                  (q) Neither the execution and delivery of the Indentures, this Agreement or the Registration Rights Agreements, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the Company's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which the Company has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.

                  (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption "Selected Historical Consolidated Financial Information" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein.

                  (s) No action,  suit or  proceeding  by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indentures or the Registration Rights Agreements, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (t) The Company and each of its subsidiaries own, lease or license all such properties as are necessary to the conduct of their respective operations as presently conducted.

                  (u) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than such violations or defaults the occurrence of which would not reasonably be expected to have a Material Adverse Effect, whether or not arising from the transactions in the ordinary course of business.

                  (v) Arthur Andersen, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (w) To the Company's knowledge, there are no material stamp or other issuance or transfer taxes or duties or other material similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                  (x) The  Company  has filed all  foreign,  federal,  state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (y) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that in any such case could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (aa) No subsidiary of the Company is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum or the Company's Bridge Credit Agreement, with Bank of America, N.A. as administrative agent and collateral agent, dated as of January 31, 2000, as amended, the Company's Amended and Restated 1999 180 Day Credit Agreement, with Bank of America, N.A. as administrative agent and collateral agent, dated as of January 31, 2000, as amended, the Company's Amended and Restated 1997 364 Day Credit Agreement, with Bank of America, N.A. as administrative agent and collateral agent, dated as of January 31, 2000, as amended, and the Company's 1997 Second Amended and Restated Credit Agreement, with Bank of America, N.A. as administrative agent and collateral agent dated as of January 31, 2000, as amended (the "Existing Bank Credit Facilities").

                  (bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorizations, the failure of which to possess would not have a Material

         Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (ee) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (ff) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule l-02 of Regulation S-X under the Act (the "Subsidiaries").

                  (gg) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks (including the Levi's(R), Dockers(R) and Slates(R) trademarks), trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not have a Material Adverse Effect or as set forth in or contemplated in (i) the Final Memorandum (exclusive of any amendment or supplement thereto) or (ii) the Existing Bank Credit Facilities, and none of the Intellectual Property, to the best knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or would have a Material Adverse Effect.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                  2.  Purchase and Sale. Subject to the terms and conditions and
                      -----------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company:

                  (a) at a purchase price of 96.337% of the principal amount thereof, plus accrued interest, if any, from January 18, 2001 to the Closing Date, the principal amount of Dollar Notes set forth opposite such Initial Purchaser's name on Schedule I hereto, and

                  (b) at a purchase price of 96.873% of the principal amount thereof, plus accrued interest, if any, from January 18, 2001 to the Closing Date, the principal amount of Euro Notes set forth opposite such Initial Purchaser's name on Schedule I hereto.

                  3.  Delivery  and  Payment.  Delivery  of and  payment for the
                      ----------------------
Securities shall be made at 10:00 A.M., New York City time, on January 18, 2001, or at such time on such later date (not later than three Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Dollar Notes shall be made through the facilities of The Depository Trust Company and delivery of the Euro Notes shall be made through the facilities of the Euroclear System and Clearstream, Luxembourg, unless the Representatives shall otherwise instruct.

                  4.  Offering by Initial Purchasers.  Each Initial Purchaser,
                      ------------------------------
severally and not jointly, represents and warrants to and agrees with the Company that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5.  Agreements. The Company agrees with each Initial Purchaser
                      ----------
that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements there to as you may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the
                                          --------   -------
         completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

                  (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States and the European Union as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be
                              --------
         obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant) to, resell, under circumstances that would require the registration of the Securities under the Act, any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (g) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to (i) permit the Dollar Notes to be eligible for clearance and settlement through The Depository Trust Company, (ii) permit the Euro Notes to be eligible for clearance and settlement through the Euroclear System and Clearstream, Luxembourg and (iii) cause both the Dollar Notes and the Euro Notes to be approved for listing on the Luxembourg Stock Exchange.

                  (k) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries, or enter into any agreement to do any of the foregoing (other than (x) the Securities and the New Securities (as defined in the Registration Rights Agreements),
         (y) pursuant to any credit facility  permitted under the Indentures and
         (z) purchase money debt and any other non-capital markets debt permitted under the Indentures) for a period of 90 days from the date the Securities are issued without the prior written consent of Salomon Smith Barney Inc.

                  (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) The Company will not, at any time prior to the expiration of three years after the Closing Date, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become a closed-end investment company required to be registered but not registered thereunder.

                  (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreements, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the

         Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in The Portal Market of the NASD and on the Luxembourg Stock Exchange; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel
         (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, Cravath, Swaine & Moore.

                  6.  Conditions to the  Obligations of the Initial  Purchasers.
                      ---------------------------------------------------------
The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Wachtell, Lipton, Rosen & Katz, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Indentures have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the Trustee, constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indentures (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Registration Rights Agreements have been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the statements set forth under the heading "Description of Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indentures and the Registration
                  Rights Agreements,   provide,  in  all  material  respects,
                  a  fair  summary  of  such provisions;

                           (ii) the statements in the Final Memorandum under the
                  heading "Important Federal Income Tax Considerations", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (iii) such  counsel has acted as special  counsel for
                  the Company in connection with the transactions contemplated by the Purchase Agreement, and does not and has not acted for the Company as regular outside counsel for litigation, ERISA, antitrust, intellectual property, commercial, corporate or other matters, and has participated in conferences with officers and other representatives of the Company, and representatives and counsel to the Initial Purchasers, all of whom participated in the preparation of the Final Memorandum, at which conferences the contents of the Final Memorandum were discussed, and, although it has not independently verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of, or otherwise verified, the statements made in, the Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum (other than the financial statements and related notes thereto and the other financial, statistical, reserve and accounting data included in or omitted from the Final Memorandum, all as to which it expresses no opinion), on the date thereof or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (iv)  this   Agreement  has  been  duly   authorized,
                  executed and delivered by the Company;

                           (v) neither the execution and delivery of the Indentures, this Agreement or the Registration Rights Agreements, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of the Company's Existing Bank Credit Facilities, including any covenant contained therein; or (iii) any law, rule or regulation of the United States applicable to securities transactions or the General Corporation Law of the State of Delaware;

                           (vi) assuming the accuracy of the representations and
                  warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; and

                           (vii) the Company is not and,  after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

                  (b) The Company shall have requested and caused Albert F. Moreno, Esq., Senior Vice President and General Counsel for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of the Company and the  subsidiaries  listed
                  on Annex A (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect;

                           (ii) all the  outstanding  shares of capital stock of
                  the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum and other than the Company's subsidiaries in Japan and Turkey, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity  capitalization
                  is as set forth in the Final Memorandum;

                           (iv) to the best knowledge of such counsel,  there is
                  no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a Material Adverse Effect;

                           (v) such counsel has no reason to believe that at the
                  Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                           (vi) assuming the accuracy of the representations and
                  warranties of the Initial Purchasers in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indentures and the Registration Rights Agreements, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreements and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreements and such other approvals (specified in such opinion) as have been obtained; and

                           (vii)  neither  the  execution  and  delivery  of the
                  Indentures, this Agreement or the Registration Rights Agreements, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which such counsel has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and California or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent he deems proper, on certificates of other responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

                  (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indentures, the Registration Rights Agreements, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer and the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Arthur Andersen, LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended August 27, 2000 and as at August 27, 2000 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included or incorporated in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Act;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing
                  Standards No. 71, of the unaudited interim financial information for the nine-month period ended August 27, 2000 and as at August 27, 2000, as indicated in their report included or incorporated in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, audit and personnel committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to November 28, 1999, nothing came to their attention which caused them to believe that:

                                 (1)   any   unaudited   financial   statements
                           included or incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum;

                                 (2) with respect to the period subsequent to August 27, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' deficit of the Company as compared with the amounts shown on the August 27, 2000 consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from August 28, 2000 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in net sales, gross profit, operating income, interest expense, income before taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                 (3) the  information  included in response to
                           Regulation  S-K, Item 301 (Selected  Financial Data),
                           Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the disclosure requirements of Regulation S-K; and

                           (iii) they have  performed  certain  other  specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary", "Risk Factors", "Selected Historical Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Final Memorandum, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Final Memorandum and information included in the Company's Current Reports on Form 8-K, dated September 19, 2000, June 6, 2000, January 10, 2000 and January 11, 2000,
                  incorporated in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter. It is understood that the letter dated the Closing Date will include audited financial statements for the Company's fiscal year ending November 26, 2000.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (g) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, all filings necessary for the listing of the Securities on the Luxembourg Stock Exchange shall have been made by the Company or its counsel, neither the Company nor its listing agent shall have received notice that the Securities are not eligible for listing or that the Securities will not be listed on the Luxembourg Stock
         Exchange,  the  application  for the listing of the  Securities  on the
         Luxembourg Stock Exchange shall not have been denied, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company, in the case of the Dollar Notes, and the Euroclear System and Clearstream, Luxembourg, in the case of the Euro Notes.

                  (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

                  7.  Reimbursement  of Expenses.  If the sale of the Securities
                      --------------------------
provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.  Indemnification and Contribution. (a) The Company agrees
                      --------------------------------
to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                      --------   -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein; and provided further, however, that with
                                          -------- -------   -------
respect to any untrue statement or omission of a material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by the Initial Purchaser, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum, (ii) the Company had previously furnished copies of the Final Memorandum to the Initial Purchasers and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; (ii) the sentences related to concessions and reallowances; and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the
--------   -------
indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate law firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as incurred. Such firm shall be designated by Salomon Smith Barney Inc. in the case of the parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). Each indemnified party shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial
                            --------  -------
Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting discounts and commissions to the Initial Purchasers, but before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9.  Default by an Initial Purchaser. If any one or more
                      -------------------------------
 Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on
 Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event
                                     ---------  -------
 that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on
 Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination.   This   Agreement   shall  be  subject  to
                      -----------
termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. Representations and Indemnities to Survive. The respective
                      ------------------------------------------
 agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities; provided, however, that the representations and warranties of
                  --------   -------
 the Company shall be deemed to be made at the Execution Time and the Closing Date only. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices.  All communications  hereunder will be in writing
                      -------
 and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention:
 General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (415) 501-7650 and confirmed to it at Levi's Plaza, 1155 Battery Street, San Francisco, CA 94111, attention of the Legal Department.

                  13. Successors.  This  Agreement will inure to the benefit of
                      ----------
 and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
 Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable  Law. This  Agreement  will be governed by and
                      ---------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts.  This  Agreement  may be executed in one or
                      ------------
more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  16. Headings.  The section headings used herein are for
                      --------
convenience only and shall not affect the construction hereof.

                  17. Definitions.  The terms which follow, when used in this
                      -----------
Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, S.A.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "Euroclear System" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear Clearance System.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation  S" shall mean  Regulation  S under the Act.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.


                                                 Very truly yours,

                                                 Levi Strauss & Co.



                                                 by
                                                    __________________________
                                                    Name: William B. Chiasson
                                                    Title: Senior Vice President
                                                           and Chief Financial
                                                           Officer

The  foregoing  Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Chase Securities Inc.
Banc One Capital Markets, Inc.

By:  Salomon Smith Barney Inc.


by
    ______________________
    Name:
    Title:


For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I

                                             Principal           Principal
                                             Amount of           Amount of Euro
                                             Dollar Notes         Dollar Notes
Initial Purchasers                           to be Purchased     to be Purchased
------------------                           ---------------     ---------------

Salomon Smith Barney Inc.                    $209,000,000          68,750,000

Banc of America Securities LLC                 64,600,000          21,250,000

Scotia Capital (USA) Inc.                      64,600,000          21,250,000

Chase Securities Inc.                          34,200,000          11,250,000

Banc One Capital Markets, Inc                   7,600,000           2,500,000
                                             ------------         -----------

Total                                        $380,000,000         125,000,000

                                     Annex A
                            Significant Subsidiaries


Levi Strauss & Co. (Canada) Inc.

Levi Strauss & Co. Europe S.A.

Levi Strauss & Co. Financial Services

Levi Strauss Financial Center Corporation

Levi Strauss Funding Corp.

Levi's Only Stores, Inc.

Levi Strauss (U.K.) Limited

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                       -----------------------------------
                        Sales outside the United States
                        -------------------------------


                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and January 18, 2001, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the
         Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and prior to the expiration of the period of six months from the issue date of the Securities will not offer or sell, any Securities in the United Kingdom, other than to persons whose ordinary business it is to buy, hold, manage or dispose of investments, whether as principal or as agent, for the purpose of their businesses or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 (the "POSR") or the Financial Services Act 1986 of the United Kingdom (the "FSA"); (ii) it has complied and will comply with all applicable provisions of the POSR and the FSA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.


                                      A-1